Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 of Canadian National Railway Company of our report dated January 29, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Kansas City Southern’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

July 2, 2021